UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 12, 2006 (June 6, 2006)
Date of Report (Date of earliest event reported)

MFC DEVELOPMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-31667	13-3579974
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

271 North Avenue, Suite 520
New Rochelle, NY 10801

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (914) 636-3432

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

࿠   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿠   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿠   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿠   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits, if any) that are not purely historical facts, including statements regarding MFC Development Corp.'s beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render MFC Development Corp.’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause MFC Development Corp.'s actual results to differ from management's current expectations are contained in MFC Development Corp.'s filings with the Securities and Exchange Commission. MFC Development Corp. undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 6, 2006, Jeffrey S. Edell, the Company’s President and Co-Chief Executive Officer resigned effective June 13, 2006 in order to pursue other interests. Mr. Edell will continue his position as Director and was simultaneously appointed non-executive Chairman of the Board.

Nancy Duitch, the Company’s Co-Chief Executive Officer and Chief Marketing Officer will continue to serve as Chief Executive Officer.

The Company expects to add a member to the executive management team.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MFC DEVELOPMENT CORP.

June 12, 2006	/s/ VICTOR BRODSKY
Victor Brodsky
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)